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                                                                     EXHIBIT 5.1

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                                        File No. 027564-0005

Neurocrine Biosciences, Inc.
12790 El Camino Real
San Diego, California 92130

                  Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

            We have acted as counsel to Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), in connection with the registration of (i) 80,000 shares (the "Nonstatutory Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company to be issued pursuant to the Neurocrine Biosciences, Inc. Employment Commencement Nonstatutory Stock Option With Richard Ranieri (the "Option"), and (ii) 1,000,000 shares (the "Plan Shares") of Common Stock to be issued pursuant to the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as Amended (the "2003 Plan"), in each case under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 4, 2005 (as amended from time to time, the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Nonstatutory Shares and the Plan Shares.

            As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

            We are opining herein only as to General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with

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the authorization, issuance and sale of the Nonstatutory Shares and the Plan
Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            Subject to the foregoing, it is our opinion that as of the date hereof (i) the Nonstatutory Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Nonstatutory Shares in accordance with the terms set forth in the Option, the Nonstatutory Shares will be validly issued, fully paid and nonassessable, and
(ii) the Plan Shares have been duly authorized by all necessary corporate action of the Company, and upon the issuance of and payment for the Plan Shares in accordance with the terms set forth in the 2003 Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

            This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Latham & Watkins LLP